As Filed with the Securities and Exchange Commission on August 8, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington. D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SONUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4343413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22026 20th Avenue S.E., Bothell, Washington  98021

(Address of Principal Executive Offices)     (Zip Code)

2006 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Alan Fuhrman, Senior Vice President & Chief Financial Officer

Sonus Pharmaceuticals, Inc.

22026 20th Avenue S.E.

Bothell, Washington  98021

(Name and address of agent for service)

(425) 487-9500

(Telephone number, including area code, of agent for service)

Copy to:

K.C. Schaaf, Esq.

Christopher D. Ivey, Esq.

Stradling Yocca Carlson & Rauth, a Professional Corporation

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value	100,000 shares	$4.995	(2)	$499,500	(2)	$53.45

(1)    Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 2006 Employee Stock Purchase Plan (the “Plan”).

(2)    With respect to the 100,000 shares of Common Stock registered hereby which could be issued upon exercise of the rights to purchase which the Registrant is authorized to issue under the Plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq Global Market for the Registrant’s Common Stock on August 4, 2006, which was $4.995 per share.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)             The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

(b)             The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005.

(c)             All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (b) above.

(d)             The description of the Registrant’s Common Stock that is contained in the Registrant’s Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions.  For purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement is contained in this registration statement modifies or supersedes a statement in such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

(a)           As permitted by the Delaware General Corporation Law, the Registrant’s Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

(b)           The Certificate of Incorporation provides that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law.  The Registrant’s Bylaws provide for a similar indemnity to directors and officers of the Registrant to the fullest extent authorized by Delaware General Corporation Law.

(c)           The Certificate of Incorporation also gives the Registrant the ability to enter into indemnification agreements with each of its officers and directors.  The Registrant has entered into indemnification agreements with each of its directors and executive officers.  The indemnification agreements provide for the indemnification of directors and officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 7.  Exemptions from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

Number	Description

4.1

Sonus Pharmaceuticals, Inc. 2006 Employee Stock Purchase Plan (the “Plan”) (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 24, 2006).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page to this Registration Statement at page 4).

Item 9.  Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 8th day of August, 2006.

SONUS PHARMACEUTICALS, INC.

By:	/s/ Alan Fuhrman
Alan Fuhrman
Senior Vice President & Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Sonus Pharmaceuticals, Inc., do hereby constitute and appoint Michael A. Martino and Alan Fuhrman, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Michael A. Martino	President, Chief Executive Officer and	August 8, 2006
Michael A. Martino	Director (Principal Executive Officer)

/s/ Alan Fuhrman	Senior Vice President & Chief Financial	August 8, 2006
Alan Fuhrman	Officer (Principal Financial Officer)

/s/ Craig S. Eudy	Vice President, Corporate Controller (Principal	August 8, 2006
Craig S. Eudy	Accounting Officer)

/s/ Michelle Burris	Director	August 8, 2006
Michelle Burris

/s/ George W. Dunbar, Jr.	Director	August 8, 2006
George W. Dunbar, Jr.

/s/ Robert E. Ivy	Director, Chairman of the Board of Directors	August 8, 2006
Robert E. Ivy

/s/ Dwight Winstead	Director	August 8, 2006
Dwight Winstead

Exhibit
Number	Description

4.1

Sonus Pharmaceuticals, Inc. 2006 Employee Stock Purchase Plan (the “Plan”) (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 24, 2006).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page to this Registration Statement at page 4).